Exhibit 23.1

                          INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the 1998 Amended Incentive Stock Plan of V-ONE Corporation of our report dated February 20, 2004, except for Notes 2 and 13, as to which the date is March 19, 2004, on the audited financial statements of V-ONE Corporation as of December 31, 2003 and 2002, and for the years then ended, included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                                                /s/ Aronson & Company

Rockville, Maryland
May 13, 2004